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                                                                     EXHIBIT 5.0



                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                            ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                     CHARLOTTE, NORTH CAROLINA  28246-1900
                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000

Stephen M. Lynch
 (704) 377-8355


                                 August 8, 1996


Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina 28403

Attention:  Mr. R. Forrest Waldon

           Re: Applied Analytical Industries, Inc. - Registration Statement on Form S-1 (File No. 333-5535)

Gentlemen and Ladies:

         We have served as counsel to Applied Analytical Industries, Inc. (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-1, Registration No. 333-5535 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offer and sale of up to $2,700,000 shares, plus up to an additional $405,000 shares subject to the over-allotment option granted to the Company's underwriters, of the Company's common stock, $.001 par value (the "Shares"). We understand that the Registration Statement is being amended by an Amendment No. 2 in which this letter is to be included as Exhibit 5, and that the Registration Statement will be further amended after the date hereof.

         We have examined drafts of the underwriting agreement to be executed between the Company and the representatives of its underwriters in the form attached as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), the Restated Certificate of Incorporation and the Restated By-Laws of the Company in the forms attached as Exhibits 3.1 and 3.2 to the Registration Statement, respectively, all corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.
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Applied Analytical Industries, Inc.
August 8, 1996
Page 2

         Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

         2. The Shares, when issued and sold by the Company pursuant to the terms and conditions of the Underwriting Agreement, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933. We hereby consent to be named in the Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares and to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                        Sincerely yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Stephen M. Lynch

                                        Stephen M. Lynch

SML/jmh